Exhibit 99.1

Eventbrite Announces $100 Million Share Repurchase Program

3/14/2024

SAN FRANCISCO—(BUSINESS WIRE)— Eventbrite, Inc. (NYSE:EB), a global events marketplace, today announced its Board of Directors has authorized the repurchase of up to $100 million of outstanding Class A common stock. Under the program, Eventbrite may purchase shares of Class A common stock through open market purchases, block trades, privately negotiated transactions, accelerated share repurchase transactions, and/or pursuant to Rule 10b5-1 plans, in compliance with applicable securities laws and other legal requirements. The volume and timing of any repurchases will be subject to general market conditions, as well as Eventbrite’s management of capital, general business conditions, other investment opportunities, and other factors. The repurchase program does not obligate Eventbrite to repurchase any specific number of shares, has no time limit, and may be modified, suspended, or discontinued at any time at the company’s discretion.

Eventbrite currently expects to fund the repurchase program from existing cash and cash equivalents and/or future cash flows. As of December 31, 2023, Eventbrite had available liquidity of approximately $391.1 million. Eventbrite had approximately 86,206,862 shares of Class A common stock and 15,661,433 shares of Class B common stock outstanding as of February 29, 2024.

Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding expected funding of the repurchase program. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “appears,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans, or intentions.

Such statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause the Company’s actual results, performance, or achievements to differ materially from results expressed or implied in this press release, including those more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the Securities and Exchange Commission from time to time. Investors are cautioned not to place undue reliance on these statements. Actual results could differ materially from those expressed or implied. All forward-looking statements are based on information and estimates available to the Company at the time of this release, and are not guarantees of future performance, and reported results should not be considered as an indication of future performance. Except as required by law, the Company assumes no obligation to update any of the statements in this press release.

About Eventbrite

Eventbrite is a global events marketplace that serves event creators and event goers in nearly 180 countries. Since inception, Eventbrite has been at the center of the experience economy, transforming the way people organize and attend events. The company was founded by Julia Hartz, Kevin Hartz, and Renaud Visage, with a vision to build a self-service platform that would make it possible for anyone to create and sell tickets to live experiences. With over 300 million tickets distributed for over 5 million total events in 2023, Eventbrite is where people all over the world discover new things to do or new ways to do more of what they love. Eventbrite has also earned industry recognition as a top employer with special designations that include a coveted spot on Fast Company’s prestigious The World’s 50 Most Innovative Companies and Fast Company’s Brands That Matter lists, the Great Place to Work® Award in the U.S., and Inc.’s Best-Led Companies honor. Learn more at www.eventbrite.com.

Eventbrite Investor Relations

investors@eventbrite.com

Source: Eventbrite, Inc.